UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                December 30, 2014
                Date of Report (Date of earliest event reported)


                           First American Silver Corp.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-54327                    98-0579157
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

                              11380 S. Virginia St
                                   Suite 2011
                               Reno, Nevada 89511
                    (Address of Principal Executive Offices)

                                 (888) 332-3660
              (Registrant's telephone number, including area code)

                                      N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SERVICE AGREEMENT WITH CHIEF EXECUTIVE OFFICER

On December 30, the Company and Mark Radom, its chief executive officer, signed a service agreement, a copy of which is attached hereto as Exhibit 10.1 (the "Agreement"). Pursuant to the Agreement, Mr. Radom will be paid an annual salary of $30,000 starting December 3, 2014 and be entitled to receive 600,000 shares of common stock on an annual basis. The term of the Agreement is three years, although the Company may terminate without cause with one month's advance notice. As previously reported, the Agreement confirms that Mr. Radom has been made a director of the Company, as well.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
           CERTAIN OFFICERS.

On December 30, 2014, the Company and Mark Radom, its chief executive officer, agreed that Mr. Radom will receive an annual salary of $30,000 starting December 3, 2014 and be entitled to receive 600,000 shares of common stock on an annual basis in exchange for his service as chief executive officer of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 10.1   Mark Radom Service Agreement dated December 3, 2014.

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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST AMERICAN SILVER CORP.
                                        a Nevada corporation


Dated: December 31, 2014                By: /s/ Mark Radom
                                           -------------------------------------
                                           Chief Executive Officer

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